Exhibit 10.13

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

SPECIFIC RESEARCH COOPERATION AGREEMENT

BY AND BETWEEN

Pierre et Marie Curie University (Paris 6), a French public, scientific, cultural and professional establishment located at 4 Place Jussieu, 75252 Paris Cedex 05

Hereinafter referred to as UPMC

Represented by Professor Jean CHAMBAZ, Chairman,

And

Institut National de la Santé et de la Recherche Médicale (French National Institute of Health and Medical Research), a French public, scientific and technical research establishment, located at 101 rue de Tolbiac, 75013 PARIS

Hereinafter referred to as INSERM

Represented by Mr. André SYROTA, Chairman and Chief Executive Officer

And

The CENTRE NATIONAL DE LA RECHERCHE SCIENTIFIQUE (National Center for Scientific Research), a French public scientific and technical research establishment located at 3-5 rue Michel Ange, 75794 Paris Cedex 16

Hereinafter referred to as the CNRS

Represented by its Director General, Mr. Alain FUCHS

UPMC, the CNRS and INSERM acting both in their own name and in the name and on behalf of the Research Center Institut de la Vision (Vision Institute), a joint research unit (UM 80) (UMRS 968 INSERM UPMC- UMR 7210 CNRS UPMC), directed by Professor José SAHEL.

UPMC, the CNRS and INSERM being hereinafter jointly referred to as the ESTABLISHMENTS.

UPMC has been authorized by the CNRS and INSERM to sign this Cooperation Agreement in its name and on its behalf.

OF THE FIRST PART,

AND

GenSight Biologics, a French Société Anonyme (Corporation), whose registered office is located at 89 rue du Faubourg Saint Antoine, 75011 Paris

Hereinafter referred to as “GENSIGHT”

Represented by Bernard GILLY, Chairman and CEO,

ON THE SECOND PART,

INSERM, UPMC, the CNRS and GENSIGHT are hereinafter individually referred to as a “Party” and collectively as the “Parties”.

RECITALS:

GENSIGHT and UPMC, acting on behalf of the ESTABLISHMENTS, signed on 19 December 2013, a certain cooperation agreement (hereinafter the “Cooperation Agreement”) allowing for the creation of a priority cooperation by and between GENSIGHT and Institut de la Vision for the performance of research work in the area of the targeting of mitochondria and treatment by gene therapy of Leber’s optic neuropathy as well as the vision restoration strategy using optogenetics in patients suffering from retinitus pigmentosa or AMD.

Article 2 of the said Cooperation Agreement sets forth that the research work undertaken within the said framework shall be covered by a specific agreement (hereinafter the “Specific Agreement”) specifying the rights and obligations applicable to the Parties in terms of ownership and use, in keeping with the terms and conditions of the Cooperation Agreement, with such Specific Agreement also detailing GENSIGHT’s financial contributions under the Cooperation Agreement, with schedules setting out the scientific program and the organization of the research, as well as the complete costs borne by the LABORATORY on the one hand and GENSIGHT on the other hand.

The Parties thus entered into discussions in order to define, within the scope of a specific cooperation agreement (hereinafter the “Specific Cooperation Agreement”) the implementing terms of the aforementioned research work.

NOW THEREFORE, THE PARTIES HAVE AGREED AS FOLLOWS:

ARTICLE 1 - PURPOSE

The purpose of this Specific Cooperation Agreement is to define:

•	the implementing terms of a research cooperation activity (hereinafter the “Research Cooperation Activity”) entitled “Development and evaluation of the visual stimulation goggles” whose program is attached hereto as Schedule 1 (hereinafter the “Project”);

•	the financial terms, rights and obligations of the Parties and the rules applicable as regards the ownership and use of the results derived from the Project.

The Specific Cooperation Agreement is subject to the Cooperation Agreement which applies fully within the scope of the Project and is attached hereto as Schedule 3.

Under the Specific Cooperation Agreement, the Parties are independent contractors. No provision of the Specific Cooperation Agreement should be construed as involving any right or obligation for the Parties outside the scope of the Specific Cooperation Agreement and the Cooperation Agreement.

ARTICLE 2 - DEPLOYED RESOURCES - ORGANISATION OF THE RESEARCH

The deployed resources (personnel, biological material, intellectual property and identified prior knowledge, etc.) and the cost associated with the completion of the Cooperation Activity, as defined in Article 1, are specified in the detailed Financial Schedule attached as Schedule 2 and forming an integral part of this Specific Cooperation Agreement.

The Research covered by this Agreement shall be conducted by [**] under the supervision of [**], the LABORATORY’s Chief Science Officer.

As regards the Project, GENSIGHT’s scientific point of contact shall be Mr. [**] and any other person appointed on an ad-hoc basis by GENSIGHT’s management after considering the particular issue covered by this specific agreement.

The Cooperation Activity shall be monitored within the scope of the Steering Committee in accordance with Article 3 of the Cooperation Agreement.

The LABORATORY’s Chief Science Officers shall send to GENSIGHT intermediary reports describing the project’s progress, every six months after the execution of the Specific Cooperation Agreement, and shall submit a final report upon the Agreement’s expiration date. Highly specific attention shall be paid to the maintenance of the laboratory logs serving to record the Project’s experiments and results. Subject to a notice period of [**] days, GENSIGHT shall be entitled to procure at its own expense the audit of such laboratory logs, by a third party appointed in order to ascertain whether the LABORATORY and the ESTABLISHMENTS have duly complied with their contractual obligations hereunder. Such audit may only be conducted in strict compliance with the Chief Science Officers’ professional requirements and on the premises of the LABORATORY on which the Research Cooperation Activities are conducted, for the sole purpose of ascertaining the proper completion thereof. Such audit may only be conducted within the following time slots: from 9 a.m. to 6 p.m., from Monday to Friday.

Should any circumstance prevent the Chief Science Officers from pursuing the Cooperation Activities, the ESTABLISHMENTS agree to inform GENSIGHT forthwith in writing and to propose a replacement solution within [**] days. GENSIGHT shall be granted a period of [**] days in order to approve or reject the proposed solution. Failing an agreement between the Parties concerning a replacement solution within [**] months from the date on which the Chief Science Officers no longer discharge their duties, GENSIGHT shall be entitled to terminate this Specific Cooperation Agreement, as a matter of law, in accordance with Article 7 below.

Regarding the employees of the Parties who are assigned to the Project, the Parties agree to apply Article 4 of the Cooperation Agreement.

ARTICLE 3 - RESPECTIVE FINANCIAL CONTRIBUTIONS OF THE PARTIES

3.1 Each Party agrees to deploy the resources necessary in order to complete the Project.

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

3.2 The Parties agree that the Cooperation Agreement executed between GENSIGHT and UPMC provides for the payment of a total amount of [**] euro excluding the value added tax (€[**] excluding VAT) by GENSIGHT to the ESTABLISHMENTS (see Article 9 of the Cooperation Agreement).

Accordingly, in consideration for the undertakings assumed by the ESTABLISHMENTS under this Specific Cooperation Agreement with a view to the completion of the Project, there shall be deducted from the total amount allocated in the Cooperation Agreement, a total all-in amount of [**] euro excluding the value added tax (€[**] excluding VAT). The Parties agree that UPMC’s management expenses shall be deducted from the financial revenues generated by the Specific Cooperation Agreement. The deductions made since the execution date of the Cooperation Agreement shall cover a period of [**] years as follows:

•	[**] euro (€[**]) on the execution date hereof, and

•	[**] euro (€[**]) on [**]

In the event of any change to the VAT rate, the rate in effect as of the date of the invoicing shall be applicable.

Invoices issued under the Cooperation Agreement shall specify the amounts allocated to this Specific Agreement by referring to this document’s technical and scientific schedule.

ARTICLE 4 - CONFIDENTIALITY - PUBLICATIONS - COMMUNICATIONS

The Parties agree to apply Articles 10 and 11 of the Cooperation Agreement.

ARTICLE 5 - OWNERSHIP OF RESULTS - PROTECTION OF THE JOINT RESULTS - OPERATING PROCEDURES IN RESPECT OF THE JOINT RESULTS

The Parties agree to apply the provisions of Articles 5.3, 5.4, 6 and 7, as well as Schedule 3 “General Principles of Co-ownership” of the Cooperation Agreement.

ARTICLE 6 - TERM

This Specific Cooperation Agreement shall be effective from December 20, 2013 for a term of twenty-four (24) months.

Notwithstanding the above term, and regardless of the cause of termination of the Specific Cooperation Agreement, Articles 4 and 5 hereof, referring to Articles 5.3, 5.4, 6, 7, 10, and 11 of the Cooperation Agreement shall survive the termination of this Specific Cooperation Agreement.

ARTICLE 7 - TERMINATION

This Specific Cooperation Agreement may be terminated by either Party if the other Party fails to perform one or more of its obligations under this Agreement and has not cured the relevant breach within [**] month from notice thereof by registered mail, unless the defaulting Party proves that such default is attributable to an event of force majeure.

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

The Party prevented from performing its contractual obligations because of the occurrence of an event of force majeure shall immediately inform the other Party. Should such impossibility or late performance due to an event of force majeure continue after a period of [**] months, then such other Party may terminate this Agreement at any time by way of a written notice sent to the other Party.

This Specific Cooperation Agreement shall also be terminated as a matter of law in case of winding-up or court-ordered liquidation of GENSIGHT effective from the date of the court decision ordering such liquidation, subject to the provisions of Article L.621.28 of the French Commercial Code.

Also, the Specific Cooperation Agreement may be terminated unilaterally by GENSIGHT, in accordance with the provisions of Article 2.2.1 of the Cooperation Agreement, in the event that the ESTABLISHMENTS fail to propose to GENSIGHT a new Chief Science Officer in respect of the Agreement.

The exercise of the termination right shall not release the Parties from the duty to comply with the obligations until the effective date of the Agreement’s termination.

In the event of early termination howsoever arising, any amounts due to UPMC shall be calculated on a pro rata basis of the Research already completed by the LABORATORY by the Agreement’s termination date, it being understood that the amounts already paid by UPMC for the remuneration of the staff shall be reimbursed to UPMC in order to enable UPMC to comply with its obligations vis-à-vis such staff remunerated within the scope of this Specific Cooperation Agreement.

ARTICLE 8 - NON-TRANSFERABILITY

The Parties agree to apply Article 13 of the Cooperation Agreement.

ARTICLE 9 - SCHEDULES

The following schedules:

•	Schedule 1: Description of the Research Cooperation Activity

•	Schedule 2: Budget of the Cooperation Activity

•	Schedule 3: Cooperation Agreement signed on December 19, 2013 form an integral part of the Specific Cooperation Agreement.

In case of conflict between the provisions of this Specific Cooperation Agreement and the provisions of the Cooperation Agreement, the provisions of the Cooperation Agreement shall prevail.

In case of conflict between the provisions of this Specific Cooperation Agreement and the provisions of Schedules 1 and 2, the provisions of the Specific Cooperation Agreement shall prevail.

ARTICLE 10 - JURISDICTION AND APPLICABLE LAW

This Agreement is subject to French law.

The Parties shall endeavor to amicably resolve any disputes arising from the interpretation or performance of this Agreement.

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

Should a disagreement persist after [**] months, the PARIS courts shall have jurisdiction.

ARTICLE 11 - MISCELLANEOUS

11.1 This Agreement may not be amended unless by way of an instrument previously signed by the authorised representatives of the Parties.

11.2 Should any provision of this Specific Cooperation Agreement be held invalid or unenforceable, in whole or in part, by any court of competent jurisdiction, the rest of the said provision and/or the other clauses of this Specific Cooperation Agreement shall remain fully valid and effective.

11.3 The Parties represent that they are party to a currently valid insurance policy covering the financial consequences of the liability that they may incur because of any bodily injury or tangible or intangible damage inflicted on another Party or on any third party in connection with the performance of this Specific Cooperation Agreement. The rule according to which “the State is its own insurer” shall apply to the ESTABLISHMENTS. Accordingly, the ESTABLISHMENTS represent that their own budget shall cover any damage possibly resulting from their activity.

Done in Paris, on 28 OCT. 2014

In two original copies.

For the UPMC		For GENSIGHT BIOLOGICS

Signature	/s/ Sophie Cujet	Signature	/s/ Bernard Gilly
Name:	Jean CHAMBAZ	Name:	Bernard GILLY
Title:	Chairman	Title:	CEO
Date:	28 OCT. 2014	Date:	25/05/2014

[**]	Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE of the Director of Institut de la Vision

Signature	/s/ José-Alain Sahel
Name:	José-Alain SAHEL
Title:	Director of the Institut de la Vision Research Center
Date:	14 OCT. 2014

SIGNATURE of the Chief Science Officers

Signature	/s/ Ryad Bensosman
Name:	Ryad BENSOSMAN
Title:	Director of Research
Date:

Signature	/s/ Dider Pruneau
Name:	Didier PRUNEAU
Title:	Scientific Director - Gensight Biologics
Date:	29/09/2014

SCHEDULE 1

SCIENTIFIC AND TECHNICAL SCHEDULE

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 2

DETAILED FINANCIAL SCHEDULE / DEPLOYED RESOURCES

[**]

[**] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission.

SCHEDULE 3

COOPERATION AGREEMENT